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                                                                       EXHIBIT 5

The B.F.Goodrich Company
3925 Embassy Parkway
Akron, Ohio  44333-1799
330/374-3778

Facsimile:
330/374-3456

                                  May 8, 1996


The B.F.Goodrich Company
3925 Embassy Parkway
Akron, Ohio  44333-1799

Dear Sirs:

Please be advised that The B.F.Goodrich Company is filing herewith a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, relating to the registration of securities to be issued under the The B.F.Goodrich Company Stock Option Plan.

In connection with such filing, I, or attorneys employed or engaged by The B.F.Goodrich Company, have examined such documents, certificates, and records and have made such inquiries as I have deemed necessary or appropriate in order to give the opinions expressed herein. On the basis of such examination and inquiries, I am of the opinion that Common Stock of the Company issued under the Plan will, when issued in accordance with the Plan, be legally issued, fully paid, and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement.

                                                 Very truly yours,


                                                 /s/ Nicholas J. Calise
                                                 -----------------------------
                                                 Nicholas J. Calise